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                                                                    Exhibit 10.4
                        NON-NEGOTIABLE PROMISSORY NOTE

$8,050,000.00                                                   JANUARY 15, 1998
                                                                HAZARD, KENTUCKY

     FOR VALUE RECEIVED, and pursuant to an Amended and Restated Stock Purchase Agreement effective December 18, 1997 (the "Agreement") among AEI Holding Company, Inc. ("Maker"), Addington Enterprises, Inc. ("Guarantor") and Greg Wells (the "Shareholder"), the Maker promises to pay the Shareholder at 106 Mountain Shadows Drive, Hazard, Kentucky 41701 the principal sum of EIGHT MILLION FIFTY THOUSAND DOLLARS ($8,050,000.00) with interest accruing thereon and subject to adjustment, as described herein, and shall be due and payable as follows:

     1.   MONTHLY PAYMENTS.  Maker shall make monthly payments of principal in
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the amount of Forty Cents ($0.40) per ton of coal produced, shipped and sold from all properties owned, leased or otherwise controlled as of the date of this Note (the "Properties")(including renewals or extensions of any lease) by Leslie Resources, Inc. and Leslie Resources Management, Inc., each a Kentucky corporation (the "Companies") or by [formal names for the Subsidiaries] (each a "Monthly Payment"). The Monthly Payments shall commence with the first calendar month following the month of this Note, and shall be due on the twenty-fifth day of each calendar month for coal shipped during the preceding calendar month and continuing on the twenty fifth (25th) day of each and every calendar month thereafter until the outstanding principal balance of this Note is paid in full.

     2.   MINIMUM ANNUAL PAYMENT.  For purposes of this Note, the term "Payment
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Year" shall mean a twelve-month (12-month) period beginning on the first day of the calendar month following the calendar month of this Note and ending on the last day of the twelfth (12th) calendar month thereafter, and each twelve month period thereafter. If coal shipments from the Properties during any Payment Year do not yield an aggregate sum of Monthly Payments equal to or greater than One Million Dollars ($1,000,000.00), Maker shall pay to the Shareholder, within sixty (60) days after the end of such Payment Year, a payment equal to the difference (a "Deficiency Payment") between One Million Dollars ($1,000,000.00) and the aggregate Monthly Payments that were actually paid and attributable to such Payment Year.
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     3.   MATURITY DATE.  The outstanding principal of this Note, all accrued
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but unpaid interest thereon and all other charges, fees or expenses hereunder shall be due and payable in full on or before January 15, 2003 (the "Maturity Date").

     4.   INTEREST.  This Note shall bear interest at a fixed rate equal to six
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percent (6.00%) per annum, calculated on a calendar year basis based upon actual dates that Monthly Payments and Deficiency Payments are made by Maker. The accrued interest shall be paid on or before February 1 of each year for the preceding Payment Year based upon the dates of actual payments made during such year.

     5.   RIGHT OF OFFSET.  If the Deferred Amount is adjusted downward pursuant
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to Article 2 of the Agreement, or pursuant to an offset as permitted under the
Agreement, Maker shall be entitled to withhold and retain (offset) any and all Monthly Payments up to the amount of such downward adjustment or offset amount. This right of offset shall be effective and the withholding and retention of Monthly Payments shall commence on the date that Maker provides written notice of the adjustment to the Shareholder.

     6.   PREPAYMENT.  All or any part of the outstanding principal of this Note
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may be prepaid at any time without prepayment penalty or premium.

     7.   ACCELERATION.  The entire outstanding principal amount, and all
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accrued but unpaid interest thereon, of this Note shall be due and payable immediately upon the closing of a transaction involving the sale of substantially all of the shares of either the Maker or the Guarantor (excluding any public offering) or substantially all of the assets of either the Maker or the Guarantor unless the third party purchaser, after such transaction is completed, has a net worth equal to or greater than the net worth of the Maker or, as applicable, Guarantor immediately preceding the transaction.

     8.   EVENTS OF DEFAULT AND REMEDIES.  The occurrence of any of the
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following shall be an "Event of Default" hereunder: (a) failure of Maker to make any payment when due under this Note; (b) if Maker shall (i) make an assignment for the benefit of creditors, (ii) have a petition initiating any proceeding under the Bankruptcy Code filed by or against it, (iii) have a receiver, trustee, or custodian appointed for all or any material part of its assets, or
(iv) seek to make an adjustment, settlement or extension of its debts with its creditors generally; or (c) a proceeding being filed
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by or commenced against Maker for dissolution or liquidation, or Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved. Upon any Event of Default under this Note, the holder of this Note may, at its option and without notice, declare the outstanding principal of this Note to be immediately due and payable, in addition to any other remedies Shareholder may have under applicable law, principles of equity, or otherwise.

     9.   DEFAULT RATE OF INTEREST.  Upon an event of default of Maker failing
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to make any payment when due under this Note, the principal balance of this Note shall accrue interest at a rate equal to the Prime Rate plus three percent (3%) unless and until such default is paid or cured. For purposes of this Note,
Prime Rate shall mean the prime rate of interest as published daily in the
"Money Rates" section of the Wall Street Journal.
                             -------------------

     10.  CUMULATIVE REMEDIES.  Failure of the holder of this Note to exercise
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any of its rights and remedies shall not constitute a waiver of any term, covenant or condition of this Note, or any of the rights and remedies of such holder, nor shall it prevent the holder of this Note from exercising any rights and remedies with respect to the subsequent happening of the same or similar occurrences. All rights and remedies of the holder of this Note shall be cumulative to the fullest extent allowed by law.

     11.  WAIVER.  The Maker waives presentment, demand, notice of dishonor,
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protest, notice of protest, notice of nonpayment or nonacceptance, any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Common wealth of Kentucky, the United States of America or any state thereof.

     12.  SINGULAR AND PLURAL TERMS.  Wherever used herein, the singular number
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shall include the plural, the plural the singular and the use of any gender shall include all genders.

     13.  GOVERNING LAW.  This Note shall be governed by and construed in
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accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, Maker has executed this Note as of December 31, 1997.

                                                  AEI HOLDING COMPANY, INC.

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

                                                  By /s/ Donald P. Brown

                                                  Title: President


                                   GUARANTY

     In consideration of the foregoing Promissory Note in the amount of Eight Million Fifty Thousand Dollars ($8,050,000.00) executed by AEI Holding Company, Inc., and to induce the Holder to make, extend or continue the loan evidenced by this Note, the undersigned Guarantor does hereby unconditionally and irrevocably guarantee payment and performance by Maker, when due, of all of its obligations under this Note; provided, however, that the obligations of the Guarantor hereunder shall not exceed the aggregate sum of Eight Million Fifty Thousand Dollars ($8,050,000.00) (exclusive of costs), which maximum sum shall be reduced by the same amounts that the Shareholder's indemnity limit under the Agreement is reduced, from time to time. The obligations of the Guarantor shall not be impaired, diminished or discharged by any modification or waiver of the terms hereof, any extension of time or other indulgence granted by the Shareholder, or by any course of dealing between the Shareholder and Maker, and the Guarantor hereby waives all customary guaranty and suretyship defenses generally.

     The Guarantor agrees to pay on demand (a) any amount which the Shareholder is required to pay under any bankruptcy, insolvency or other similar law on account of any amount received by the Shareholder under or with respect to this Note, and (b) all reasonable expenses of collecting and enforcing this guaranty including, without limitation, reasonable expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

     This guaranty is a guarantee of payment and performance and not of collection. The Shareholder shall not be required to resort to or pursue any of his rights or remedies under or with respect to any other agreement or any collateral before pursuing any of his rights or remedies under this guaranty.

                                      -4-
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     The failure or delay by the Shareholder in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Shareholder may not waive any of his rights except by an instrument in writing signed by him. This guaranty may not be amended without the written approval of the Shareholder.


GUARANTOR                                  ADDINGTON ENTERPRISES, INC.


                                           By /s/ Donald P. Brown

                                           Title: President

                                           Date: 1/15/98

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